SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2003

CRYO-CELL International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3165 McMullen Booth Road, Bldg. B, Clearwater, FL		33761
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (727) 450-8000

Not applicable

(Former name or former address, if changed since last report)

Item 4.     Changes to Registrant’s Certifying Accountant.

On March 11, 2003, upon the recommendation and approval of its Board of Directors and its Audit Committee, CRYO-CELL International, Inc. (the “Company”) dismissed Weinick Sanders Leventhal & Co., LLP (“Weinick Sanders”) as the Company’s independent auditors. On the same date, the Company engaged Ernst & Young LLP (“E&Y”) to serve as the Company’s independent auditors.

Weinick Sanders’ reports on the Company’s consolidated financial statements for each of the fiscal years ended November 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended November 30, 2002 and 2001 and subsequently through the date of its dismissal, there were no disagreements with Weinick Sanders on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Weinick Sanders’ satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years. The Company requested Weinick Sanders Leventhal & Co., LLP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Weinick Sanders Leventhal & Co., LLP agreed with certain statements. A copy of this letter is expected to be filed as an amendment to this Form 8-K when it is received.

During the fiscal years ended November 30, 2002 and 2001 and subsequently through the date of E&Y’s engagement, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any disagreement or event described under Item 304(a)(i)(iv) of Regulation S-B.

Item 7.     Financial Statements and Exhibits

(c)	Exhibits.

99.1     Press Release dated March 14, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(Registrant)

Date: March 14, 2003	By:	/s/ Jill M. Taymans
Name: Jill M. Taymans
Title: Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 14, 2003

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